Exhibit 99.1
OLAPLEX Reports First Quarter 2026 Results
NEW YORK, NY – May 11, 2026 – Olaplex Holdings, Inc. (NASDAQ: OLPX) ("OLAPLEX" or the "Company") today announced financial results for the first quarter ended March 31, 2026.
Amanda Baldwin, OLAPLEX’s Chief Executive Officer, commented: "We delivered a solid start to the year with positive quarterly sell-through led by the successful launch of No. 3 PLUS. Through the disciplined operational execution of our transformation priorities, our higher sales translated to a strong quarter. I want to again thank the entire Olaplex team for their continued dedication and commitment to our transformation."
For the first quarter of 2026 compared to the first quarter of 2025:
•Net sales increased 2.5% to $99.4 million;
◦By channel:
▪Specialty Retail decreased 13.3% to $33.4 million;
▪Professional increased 12.3% to $38.8 million;
▪Direct-To-Consumer increased 13.8% to $27.2 million;
◦Net sales decreased 3.5% in the United States and increased 8.6% internationally;
•Net loss was $5.3 million, as compared to net income of $0.5 million for the first quarter of 2025;
•Diluted net loss per share was $(0.01), as compared to $0.00 for the first quarter of 2025.
Three Months Ended March 31, 2026 Results

(Amounts in thousands, except per share and share data)
	Three Months Ended March 31,
	2026	2025	% Change
Net Sales	$99,369	$96,978	2.5%
Gross Profit	$71,660	$67,356	6.4%
Gross Profit Margin	72.1%	69.5%
Adjusted Gross Profit	$74,076	$69,748	6.2%
Adjusted Gross Profit Margin	74.5%	71.9%
SG&A	$65,951	$47,987	37.4%
Adjusted SG&A	$55,038	$44,349	24.1%
Net (Loss) Income	$(5,287)	$465	(1,237.0)%
Adjusted Net Income	$10,648	$13,161	(19.1)%
Adjusted EBITDA	$18,978	$25,664	(26.1)%
Adjusted EBITDA Margin	19.1%	26.5%
Diluted Net Loss Per Share	$(0.01)	$0.00	—%
Adjusted Diluted Net Income Per Share	$0.02	$0.02	—%
Adjusted gross profit, adjusted gross profit margin, adjusted SG&A, adjusted net income, adjusted EBITDA, adjusted EBITDA margin and adjusted diluted net income per share are measures that are not calculated or presented in accordance with generally accepted accounting principles in the United States of America ("GAAP"). For more information about how we use these non-GAAP financial measures in our business, the limitations of these measures, and a reconciliation of these measures to the most directly comparable GAAP measures, please see "Disclosure Regarding Non-GAAP Financial Measures" and the reconciliation tables that accompany this release.
Balance Sheet
As of March 31, 2026, the Company had $326.2 million of cash and cash equivalents, compared to $318.7 million as of December 31, 2025. Inventory at the end of the first quarter of 2026 was $66.4 million, compared to $60.2 million at December 31, 2025. Long-term debt, net of current portion and deferred debt issuance costs was $352.5 million as of March 31, 2026, compared to $352.3 million as of December 31, 2025.

Fiscal Year 2026 Guidance, Webcast and Conference Call Information
On March 26, 2026, OLAPLEX announced that it had entered into a definitive agreement to be acquired by Henkel AG & Co. KGaA (“Henkel”), a leading global manufacturer of well-known consumer and industrial brands, for $2.06 per share in a cash transaction, representing an equity value of approximately $1.4 billion. The transaction represents a premium of approximately 55% over OLAPLEX’s closing stock price on March 25, 2026 and a premium of approximately 45% over the volume weighted average price of OLAPLEX’s shares for the 30 trading days ended March 25, 2026.
In light of the transaction, OLAPLEX will not host a conference call to discuss its first quarter 2026 results and will not be providing or updating previously issued financial guidance.
About OLAPLEX
OLAPLEX is a foundational health and beauty company powered by breakthrough innovation and the professional hairstylist. Born in the lab and brought to the chair, our products are designed to enable Pros and their clients to achieve their best results and to provide consumers with a holistic healthy hair regimen. Founded in 2014, OLAPLEX revolutionized prestige hair care with its category creating Complete Bond Technology™, which works by protecting, strengthening and relinking all three bonds during and after hair services. Since then, OLAPLEX has expanded into a full suite of hair health formulas. OLAPLEX’s award-winning products are sold globally through an omnichannel model serving the professional, specialty retail, and direct-to-consumer channels.
Cautionary Note Regarding Forward-Looking Statements
This press release includes certain forward-looking statements and information relating to the Company that are based on the beliefs of management as well as assumptions made by, and information currently available to, the Company. These forward-looking statements include, but are not limited to, statements about: the proposed transaction (the “Merger”) with Henkel; the Company’s business transformation plans; and other statements contained in this press release that are not historical or current facts. When used in this press release, words such as "may," "will," “could," "should," "intend," "potential," "continue," "anticipate," "believe," "estimate," "expect," "plan," "target," "predict," "project," "forecast," "seek" and similar expressions as they relate to the Company are intended to identify forward-looking statements.
The forward-looking statements in this press release reflect the Company’s current expectations and projections about future events and financial trends that management believes may affect the Company’s business, financial condition and results of operations. These statements are predictions based upon assumptions that may not prove to be accurate, and they are not guarantees of future performance. As such, you should not place significant reliance on the Company’s forward-looking statements. Neither the Company nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements, including any such statements taken from third party industry and market reports.
Forward-looking statements involve known and unknown risks, inherent uncertainties and other factors that are difficult to predict which may cause the Company’s actual results, performance, time frames or achievements to be materially different from any future results, performance, time frames or achievements expressed or implied by the forward-looking statements, including, without limitation: uncertainties as to the timing or completion of the Merger, including the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement with Henkel (the “Merger Agreement”) and circumstances requiring the Company to pay a termination fee or damages under the Merger Agreement; the effects of the proposed Merger (or the announcement or pendency thereof) on relationships with associates, customers, manufacturers, suppliers, employees (including the risks relating to the ability to retain or hire key personnel), other business partners or governmental entities; the risk that the proposed Merger will divert management's attention from the Company's ongoing business operations or otherwise disrupt the Company's ongoing business operations; risks associated with litigation relating to the proposed Merger; the Company’s dependence on the success of its business transformation plan; competition in the beauty industry; the Company’s ability to effectively maintain and promote a positive brand image, expand its brand awareness and maintain consumer confidence in the quality, safety and efficacy of its products; the Company’s ability to anticipate and respond to market trends and changes in consumer preferences and execute on its growth strategies and expansion opportunities, including with respect to new product introductions; the Company’s ability to develop, manufacture and effectively and profitably market and sell future products; the Company’s ability to attract new customers and consumers and encourage consumer spending across its product portfolio; the Company’s ability to successfully implement new or additional marketing efforts; the Company’s relationships with and the capabilities and performance of its suppliers, manufacturers, distributors and retailers and the Company’s ability to manage its supply chain, including sourcing, manufacturing and quality control; the Company's dependence on a limited number of customers for a large portion of its net sales; the Company’s ability to limit the illegal distribution and sale by third parties of counterfeit versions of its products or the unauthorized diversion by third parties of its products; the Company’s ability to accurately forecast customer and consumer demand for its products; impacts on the Company’s business from political, regulatory, economic, trade and other risks associated with operating internationally; the Company’s ability to attract and retain senior management and other qualified personnel; the Company’s reliance on its and its third-party service providers’ information technology; the Company’s ability to maintain the security of confidential information; the Company’s ability to establish and maintain intellectual property protection for its products, as well as the Company’s ability to operate its business without infringing, misappropriating or otherwise violating the intellectual property rights of others; the outcome of litigation and regulatory proceedings; the impact of changes in federal, state and international laws, regulations and administrative policy, tariffs and other trade policies; the Company’s existing and any future indebtedness, including the Company’s ability to comply with affirmative and negative covenants under its credit agreement; the Company’s ability to service its existing indebtedness and obtain additional capital to finance operations and its growth opportunities; volatility of the Company’s stock price; the Company’s “controlled company” status and the influence of investment funds affiliated with Advent International, L.P. over the Company; the impact of general economic conditions, disruptions in business conditions, and the financial strength of the Company’s consumers and customers on the Company’s business; fluctuations in the Company’s quarterly results of operations; changes in the Company’s tax rates and the Company’s exposure to tax liability; the Company's ability to integrate or realize the intended benefits of its acquisitions or strategic investments; and the other factors identified under the heading “Risk Factors” in the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (the "SEC") and in the other documents that the Company files with the SEC from time to time.
Many of these factors are macroeconomic in nature and are, therefore, beyond the Company’s control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, the Company’s actual results, performance or achievements may vary materially from those described in this press release as anticipated, believed, estimated, expected, intended, planned or projected. The forward-looking statements in this press release represent management’s views as of the date hereof. Unless required by law, the Company neither intends nor assumes any obligation to update these forward-looking statements for any reason after the date hereof to conform these statements to actual results or to changes in the Company’s expectations or otherwise.
Disclosure Regarding Non-GAAP Financial Measures
In addition to the financial measures presented in this release in accordance with GAAP, the Company has included certain non-GAAP financial measures, including adjusted EBITDA, adjusted EBITDA margin, adjusted gross profit, adjusted gross profit margin, adjusted SG&A, adjusted net income and adjusted basic and diluted net income per share. Management believes these non-GAAP financial measures, when taken together with the Company’s financial results presented in accordance with GAAP, provide meaningful supplemental information regarding the Company’s operating performance and facilitate internal comparisons of its historical operating performance on a more consistent basis by excluding certain items that may not be indicative of its business, results of operations or outlook. In particular, management believes that the use of these non-GAAP measures may be helpful to investors as they are measures used by management in assessing the health of the Company’s business, determining incentive compensation and evaluating its operating performance, as well as for internal planning and forecasting purposes.
The Company calculates adjusted EBITDA as net income (loss), adjusted to exclude: (1) interest expense, net; (2) income tax (benefit) provision; (3) depreciation and amortization; (4) share-based compensation expense; (5) certain litigation-related expenses and (6) Merger transaction-related costs. The Company calculates adjusted EBITDA margin by dividing adjusted EBITDA by net sales. The Company calculates adjusted gross profit as gross profit, adjusted to exclude amortization of patented formulations. The Company calculates adjusted gross profit margin by dividing adjusted gross profit by net sales. The Company calculates adjusted SG&A as SG&A, adjusted to exclude: (1) share-based compensation expense, (2) certain litigation-related expenses and (3) Merger transaction-related costs. The Company calculates adjusted net income as net income (loss), adjusted to exclude: (1) amortization of intangible assets (excluding software); (2) share-based compensation expense; (3) certain litigation-related expenses; (4) Merger transaction-related costs; and (5) tax effect of non-GAAP adjustments. The Company calculates adjusted basic and diluted net income per share as adjusted net income divided by weighted average basic and diluted shares outstanding, respectively. Please refer to "Reconciliation of Non-GAAP Financial Measures to GAAP Equivalents" located in the financial supplement in this release for further information regarding these adjustments for the periods presented.
Please refer to "Reconciliation of Non-GAAP Financial Measures to GAAP Equivalents" located in the financial supplement in this release for a reconciliation of these non-GAAP metrics to their most directly comparable financial measure stated in accordance with GAAP.

CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in thousands, except per share and share data)
(Unaudited)

	March 31, 2026	December 31, 2025
Assets
Current Assets:
Cash and cash equivalents	$326,169	$318,731
Accounts receivable, net of allowances of $14,503 and $18,123	37,501	29,013
Inventory	66,364	60,215
Prepaid expenses and other current assets	16,227	62,387
Total current assets	446,261	470,346
Property and equipment, net	1,516	1,422
Intangible assets, net	834,864	847,821
Goodwill	168,300	168,300
Deferred tax assets	—	46
Other assets	9,253	9,552
Total assets	$1,460,194	$1,497,487

Liabilities and stockholders’ equity
Current Liabilities:
Accounts payable	$29,184	$8,117
Accrued expenses and other current liabilities	32,758	85,304
Current portion of Related Party payable pursuant to Tax Receivable Agreement	9,206	9,206
Total current liabilities	71,148	102,627
Long-term debt	352,484	352,290
Deferred tax liabilities	929	5,283
Related Party payable pursuant to Tax Receivable Agreement	155,858	155,858
Other liabilities	1,789	2,039
Total liabilities	582,208	618,097

Commitments and Contingencies

Stockholders’ equity:
Common stock, $0.001 par value per share; 2,000,000,000 shares authorized, 671,711,593 and 669,076,651 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	672	669
Preferred stock, $0.001 par value per share; 25,000,000 shares authorized and no shares issued and outstanding	—	—
Additional paid-in capital	346,086	342,345
Accumulated other comprehensive loss	(198)	(337)
Retained earnings	531,426	536,713
Total stockholders’ equity	877,986	879,390
Total liabilities and stockholders’ equity	$1,460,194	$1,497,487

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME
(amounts in thousands, except per share and share data)
(Unaudited)

	Three Months Ended March 31,
	2026	2025
Net sales	$99,369	$96,978
Cost of sales:
Cost of product (excluding amortization)	25,293	27,230
Amortization of patented formulations	2,416	2,392
Total cost of sales	27,709	29,622
Gross profit	71,660	67,356
Operating expenses:
Selling, general, and administrative	65,951	47,987
Amortization of other intangible assets	10,820	10,893
Total operating expenses	76,771	58,880
Operating (loss) income	(5,111)	8,476
Interest expense	7,132	13,725
Interest income	(2,702)	(5,952)
Other expense (income), net	142	(178)
(Loss) Income before provision for income taxes	(9,683)	881
Income tax (benefit) provision	(4,396)	416
Net (loss) income	$(5,287)	$465

Net (loss) income per share:
Basic	$(0.01)	$0.00
Diluted	$(0.01)	$0.00

Weighted average common shares outstanding:
Basic	669,942,446	664,685,462
Diluted	669,942,446	666,460,714

Other comprehensive income:
Unrealized gain on derivatives, net of income tax effect	$139	$17
Total other comprehensive income	139	17
Comprehensive (loss) income	$(5,148)	$482

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(amounts in thousands)
(Unaudited)

	Three Months Ended March 31,
	2026	2025
Cash flows from operating activities
Net (loss) income	$(5,287)	$465
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities	12,786	(3,382)
Net cash provided by (used in) operating activities	7,499	(2,917)
Net cash used in investing activities	(288)	(996)
Net cash provided by (used in) financing activities	227	(1,161)
Net increase (decrease) in cash and cash equivalents	7,438	(5,074)
Cash and cash equivalents - beginning of year	318,731	585,967
Cash and cash equivalents - end of period	$326,169	$580,893
Reconciliation of Non-GAAP Financial Measures to GAAP Equivalents
(amounts in thousands, except per share and share data)
(Unaudited)
The following tables present a reconciliation of net (loss) income, gross profit and SG&A, as the most directly comparable financial measure stated in accordance with U.S. GAAP, to adjusted EBITDA, adjusted EBITDA margin, adjusted gross profit, adjusted gross profit margin, adjusted SG&A, adjusted net income and adjusted net income per share for each of the periods presented.

	Three Months Ended March 31,
	2026	2025
Reconciliation of Net (Loss) Income to Adjusted EBITDA
Net (loss) income	$(5,287)	$465
Depreciation and amortization of intangible assets	13,318	13,372
Interest expense, net	4,430	7,773
Income tax (benefit) provision	(4,396)	416
Share-based compensation expense	3,517	2,918
Certain litigation-related expenses(1)	—	720
Merger transaction-related costs(2)	7,396	—
Adjusted EBITDA	$18,978	$25,664
Adjusted EBITDA margin	19.1%	26.5%

	Three Months Ended March 31,
	2026	2025
Reconciliation of Gross Profit to Adjusted Gross Profit
Gross profit	$71,660	$67,356
Amortization of patented formulations	2,416	2,392
Adjusted gross profit	$74,076	$69,748
Adjusted gross profit margin	74.5%	71.9%

	Three Months Ended March 31,
	2026	2025
Reconciliation of SG&A to Adjusted SG&A
SG&A	$65,951	$47,987
Share-based compensation expense	(3,517)	(2,918)
Certain litigation-related expenses(1)	—	(720)
Merger transaction-related costs(2)	(7,396)	—
Adjusted SG&A	$55,038	$44,349

	Three Months Ended March 31,
	2026	2025
Reconciliation of Net (Loss) Income to Adjusted Net Income
Net (loss) income	$(5,287)	$465
Amortization of intangible assets (excluding software)	12,599	12,574
Share-based compensation expense	3,517	2,918
Certain litigation-related expenses(1)	—	720
Merger transaction-related costs(2)	7,396	—
Tax effect of adjustments	(7,577)	(3,516)
Adjusted net income	$10,648	$13,161
Adjusted net income per share:
Basic	$0.02	$0.02
Diluted	$0.02	$0.02
Weighted average diluted shares outstanding(3)	674,802,028	666,460,714
(1)Represented litigation costs related to the Lilien securities class action. The Company considers litigation costs related to the Lilien securities class action, as described in Note 12 to the Company's Quarterly Report on Form 10-Q for the period ended March 31, 2026, to be non-recurring and non-ordinary. The Company believes adjusting for such costs provides investors with meaningful information regarding the Company’s core operating performance.
(2)Represents non-recurring and non-ordinary costs related to the definitive agreement to be acquired by Henkel.
(3)Weighted average diluted shares outstanding for the three months ended March 31, 2026 differ from the GAAP presentation on the Company's Condensed Consolidated Statements of Operations and Comprehensive (Loss) Income due to the Company being in a loss position on an unadjusted basis.
Contacts:
Investors:

Michael Oriolo
Vice President, Investor Relations
michael.oriolo@olaplex.com

Financial Media:

Lisa Bobroff
Vice President, Global Communications & Consumer Engagement
lisa.bobroff@olaplex.com